UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 9, 2012

K-V PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2280 Schuetz Road St. Louis, MO (Address of principal executive offices)		63146 (Zip Code)

(314) 645-6600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Other Events

As previously reported in its Current Report on Form 8-K filed August 6, 2012, K-V Pharmaceutical Company (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On August 10, 2012, the Company announced, through a press release, that the Use of Cash Collateral was approved, on an interim basis, by the Honorable Judge Allan Gropper, presiding Judge for the United States Bankruptcy Court for the Southern District of New York.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           The following exhibits are furnished as part of this report:

Exhibit Number                                                      Description

99.1	Press Release dated August 10, 2012, issued by K-V Pharmaceutical Company

The Company will post this Form 8-K on its Internet website at www.kvph.com.  References to the Company’s website address and other websites that are included in this Form 8-K and the press release are only as inactive textual references and the Company does not intend them to be active links to those websites.  Information contained on those websites do not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and
Secretary